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Exhibit 99.2

PRESS RELEASE OF UPC	[UPC LOGO]

UNITED PAN-EUROPE COMMUNICATIONS N.V. INITIATES
FINAL STEPS TO IMPLEMENT RECAPITALISATION;
COMMENCES CHAPTER 11 FILING AND
NETHERLANDS VOLUNTARY MORATORIUM

Amsterdam, December 3, 2002—United Pan-Europe Communications N.V., the financial holding company of the UPC group ("UPC") (EURONEXT Amsterdam: UPC), today announces that, as expected and as indicated in its announcement of September 30, 2002, it has initiated final steps necessary to implement its recapitalisation. With the full support of UnitedGlobalCom ("UGC"), its largest creditor and shareholder, and an ad hoc committee representing certain non-UGC holders ("Bondholder Committee") of its Senior Notes and Senior Discount Notes, UPC NV commenced a Chapter 11 proceeding in the United States and a Dutch moratorium proceeding in the Netherlands, in order to ensure an efficient and effective recapitalisation.

On September 30, 2002, UPC publicly announced that UPC, UGC, the members of the Bondholder Committee and New UPC, Inc. ("New UPC"), a newly-formed U.S. company that will become the holding company for UPC, had entered into a restructuring agreement (the "Restructuring Agreement") intended to substantially delever UPC's consolidated balance sheet through a judicially supervised conversion of UPC's outstanding indebtedness under its Senior Notes and Senior Discount Notes and the Belmarken Notes into new common stock of New UPC (the "Recapitalisation"). Under the Recapitalisation, the holding company, UPC N.V., will become a substantially or wholly owned subsidiary of New UPC.

In order to ensure an efficient and effective Recapitalisation, UPC has chosen to complete the restructuring by means of a voluntary moratorium proceeding in the Netherlands, and a Chapter 11 proceeding in the United States. As a first step in this process, UPC has filed a Chapter 11 proceeding in a US court and for a suspension of payments with the Dutch court. In furtherance of those processes, UPC has also filed a draft plan of composition, known as an "Akkoord", with the Dutch Court and a proposed plan of reorganization (the "Plan") and disclosure statement (the "Disclosure Statement") with the U.S. court.

The proposed Plan and Disclosure Statement are subject to further revision and the draft Akkoord will continue to be aligned with the Plan. Final versions of the Draft Akkoord, the Plan and the Disclosure Statement will be made available to UPC's creditors upon approval of the Disclosure Statement by the U.S. court. This final version of the Disclosure Statement will serve as the document referred to in article 3(2)b of the Dutch Securities Supervision Act 1995. The final version of the Disclosure Statement will be made publicly available as soon as practicable after its approval. The location where the document can be obtained will be publicly made available in due course. UPC continues to anticipate that the moratorium process in the Dutch Courts and the Chapter 11 process in the US courts will be completed by the end of the first quarter 2003.

Mr. A. Deterink, a well-respected lawyer in this area, has been appointed by the Court of Amsterdam to guide the Dutch voluntary moratorium procedure. Mr. Deterink said:

"The fact, that UPC entered into a pre-arranged restructuring agreement on September 30, 2002 with UGC, the members of the Bondholder Committee and New UPC is a very important milestone for the feasibility of the Dutch Akkoord and the US plan of reorganisation, assuming that in both the Netherlands and the United States the qualified majorities of the company's creditors will vote in favor of the Dutch Akkoord and the US plan. Both the Dutch Akkoord and the US Chapter 11 process allow a company to continue operations, managing assets in the ordinary course of business. Continuing as a going concern preserves jobs and maximises the returns of all stakeholders."

John F. Riordan, President and Chief Executive Officer of UPC said:

"The voluntary moratorium and Chapter 11 proceedings only apply to our holding company UPC NV and as such will have no material impact on the day-to-day business of UPC's subsidiaries. Our service to customers will continue to have our full focus. UPC continues its commitment to provide the highest level of service to its customers throughout the court protection process, and afterwards. Just as before, it will be business as usual".

During and upon completion of the Recapitalisation UPC expects to have sufficient resources to fund its operations through to positive free cash flow, a point from which UPC will be able to fund itself.

As part of the implementation of the Recapitalisation, New UPC intends to make a Dutch public offer in the Netherlands, with the support of UPC, for the Ordinary Shares A in UPC N.V. (the "Dutch Implementing Offer") to enable the shareholders of UPC outside the United States to convert their Ordinary Shares A in UPC N.V. into shares of New UPC's common stock in accordance with and as provided under the Plan. In this context, the press release also serves as a public announcement as referred to in article 9(b)1 of the Decree to the Dutch Securities Supervision Act 1995. To this end, in the Netherlands an offer document or at least a document describing the key elements of the Dutch Implementing Offer (the "Dutch Implementing Offer Document") is expected to be made publicly available in early to mid January 2003. Any acceptance of a possible Dutch Implementing Offer by New UPC will be subject to the consummation of the Recapitalisation.

In order to facilitate the implementation of the Recapitalisation, UPC intends to call an Extraordinary General Meeting ("EGM") of Shareholders, currently expected to be held in the first quarter of 2003.

United Pan-Europe Communications N.V. is one of the leading broadband communications and entertainment companies in Europe. Through its broadband networks, UPC provides television, Internet access, telephony and programming services. UPC's shares are traded on Euronext Amsterdam Exchange (UPC) and in the United States on the Over The Counter Bulletin Board (UPCOY.OB). UPC is majority owned by UnitedGlobalCom, Inc. (NASDAQ: UCOMA)

NOTE: Except for historical information contained herein, this release contains forward looking statements based upon management's beliefs, as well as assumptions made by and data currently available to management. These forward looking statements are based on a variety of assumptions that may not be realised and are subject to significant business, economic, judicial and competitive risks and uncertainties, many of which are beyond UPC's control. These risks and uncertainties could cause actual events and UPC's liquidity, capital resources, financial condition and results of operations to differ materially from those expressed or implied by these statements. These risks and uncertainties include, but are not limited to, UPC's ability to continue as a going concern, UPC's ability to restructure its outstanding indebtedness on a satisfactory and timely basis, UPC's ability to develop, confirm and consummate the plan of reorganization under the US bankruptcy code and the Akkoord under the Dutch bankrupty code, any ramifications of any restructuring, risks associated with third parties, taking actions inconsistent with, or detrimental to the consummation of the Plan and the Akkoord, potential adverse developments with respect to UPC's financial condition, liquidity, cashflows or results of operations, the acceptance and continued use by subscribers and potential subscribers of UPC services, changes in the technology and competition, UPC's ability to achieve expected operational efficiencies and economies of scale and UPC's ability to generate expected revenue and achieve assumed margins, as well as other factors detailed from time to time in UPC's filings with the US Securities and Exchange Commission.

This press release shall not constitute an offer to exchange or sell, or the solicitation of an offer to exchange or buy any securities of UPC or New UPC, or a solicitation of any votes in favor of the plan or the Akkoord, nor shall there be any exchange or sale of securities of UPC or New UPC or solicitation of votes in favor of the plan or the Akkoord in any jurisdiction in which such offer, exchange, sale or solicitation would be unlawful.

For further information please contact:

UPC Investor Relations	UPC Corporate Communications
+ 44 (0) 207 647 8233	+ 31 (0) 20 778 9447
Email: ir@upccorp.com	Email: corpcomms@upccorp.com
Lazard	Citigate First Financial
Richard Stables	Carina Hamaker
+ 44 (0) 20 7588 2721	+ 31 (0) 20 575 40 10
Citigate Dewe Rogerson Toby Moore + 44 (0) 20 7638 9571

Also, please visit www.upccorp.com for further information about UPC.

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  Exhibit 99.2